Exhibit 99.1

Stock Building Supply Announces Second Quarter 2013 Results

Adjusted EBITDA Increases to $9.0 Million; Net Income Rises to $2.0 Million

Raleigh, NC – August 28, 2013 – Stock Building Supply Holdings, Inc. (Nasdaq: STCK) a large, diversified lumber and building materials distributor and solutions provider that sells primarily to new construction and repair and remodeling contractors, today reported its financial results for the second quarter ended June 30, 2013:

Second Quarter Financial Highlights

•	Net sales of $314.7 million, up 27.7% compared to the prior year period

•	Operating income of $3.9 million, up $6.0 million from an operating loss of $2.1 million in the prior year period

•	Adjusted EBITDA* of $9.0 million, compared to $2.3 million in the prior year period

•	Net income of $2.0 million, resulting in earnings per diluted share of $0.07, compared to a net loss of $2.2 million or ($0.25) per diluted share in the prior year period

•	Amended its credit agreement to extend the maturity to December 31, 2016 and reduce the applicable interest rate margins by 75 basis points

•

Completed its initial public offering on August 14, 2013, increasing pro forma liquidity at June 30, 2013 to approximately $77.5 million through the use of $46.2 million of the proceeds to repay borrowings under the company’s revolver

“During the second quarter we capitalized on improving trends in the housing industry and continued to successfully execute our business strategy,” stated Jeff Rea, Chief Executive Officer of Stock Building Supply. “Our strong results are a reflection of the continued improvements we’ve made in our customer service and our efficiency in executing on our customers’ needs. We estimate our second quarter net sales to single-family homebuilders increased 40.0% compared to the second quarter of 2012. This compares favorably to the 15.2% increase in U.S. single-family housing starts over the same period. We also delivered solid growth in sales to professional repair and remodeling contractors, with second quarter net sales increasing approximately 12.0% compared to the second quarter of 2012.”

Commenting on the second quarter results, Jim Major, Executive Vice President and Chief Financial Officer added, “We successfully leveraged our cost structure to deliver increased profitability along with increased sales. For the second quarter of 2013, our selling, general and administrative expenses decreased to 20.8% of sales compared to 22.2% for the second quarter of 2012. Our recent amendment to our credit agreement and the use of proceeds from our initial public offering to reduce debt will lower our cash interest expense and result in improved liquidity to fund growth opportunities that arise from the continuing housing market recovery.”

*	Adjusted EBITDA is a non-GAAP financial measure. See the appendix for important information about this measure and a full reconciliation to the most comparable GAAP measure.

Second Quarter 2013 Financial Results Compared to Prior Year Period

Net sales for the second quarter of 2013 totaled $314.7 million, up $68.2 million, or 27.7%, compared to $246.5 million in the second quarter of 2012. We estimate our net sales increased 15.3% related to increased volume and 12.4% due to increased selling prices. As described above, the increase in net sales was primarily driven by increased sales to single-family homebuilders and professional repair and remodeling contractors.

Gross profit in the second quarter of 2013 was $71.5 million, up $16.4 million, or 29.9%, compared to $55.1 million in the second quarter of 2012, primarily as a result of increased sales volumes and increased selling prices as described above. Our gross margin percentage increased 40 basis points to 22.7% primarily as a result of improved gross margins on the sale of lumber and lumber sheet goods and increased consideration from suppliers as a result of higher purchase volumes.

Selling, general and administrative (“SG&A”) expenses during the second quarter of 2013 were $65.4 million, up $10.6 million, or 19.4%, from $54.8 million in the second quarter of 2012. This increase was primarily driven by variable costs to serve higher sales volumes, such as sales commissions, shipping and handling costs and other variable compensation, which increased by $4.6 million. The acquisition of Total Building Services Group, LLC (“TBSG”) in December 2012 and Chesapeake Structural Systems, Inc. (“Chesapeake”) in April 2013 added $1.8 million of SG&A expenses in the second quarter of 2013 as compared to the prior year, and we incurred approximately $0.8 million of acquisition and other non-capitalizable costs associated with our initial public offering (“IPO”).

Operating income in the second quarter of 2013 was $3.9 million, up $6.0 million, compared to an operating loss of $2.1 million in the second quarter of 2012. Net income totaled $2.0 million, or $0.07 per diluted share, compared to a net loss of $2.2 million, or ($0.25) per diluted share, in the second quarter of 2012.

Adjusted EBITDA in the second quarter of 2013 totaled $9.0 million, up $6.7 million, compared to $2.3 million in the second quarter of 2012. A reconciliation of non-GAAP (adjusted) financial measures to comparable GAAP financial measures is provided as an appendix to this release.

Total liquidity as of June 30, 2013 was approximately $31.4 million, which includes cash and cash equivalents of $9.1 million and $22.3 million of borrowing availability under our existing revolver. Borrowings under the revolver increased $25.2 million during the second quarter of 2013, primarily related to seasonal and other increases in working capital of $23.2 million.

Recent Developments

On August 14, 2013, we completed our IPO of 7,000,000 shares of common stock at a price of $14.00 per share. A total of 4,411,765 shares were offered by us and a total of 2,588,235 shares were sold by affiliates of The Gores Group LLC (“Gores”) and other selling stockholders of the company. In connection with the IPO, the underwriters exercised in full their option to purchase an additional 1,050,000 shares of common stock from certain selling stockholders. As a result, the total IPO size was 8,050,000 shares. We received net proceeds of approximately $55.2 million after deducting underwriting discounts of $4.3 million and other estimated offering expenses of approximately $2.3 million.

The following table sets forth our cash and cash equivalents and our consolidated capitalization as of June 30, 2013 on a pro forma, as adjusted basis, to give effect to (i) the reclassification of all outstanding shares of our Class A voting common stock and Class B non-voting common stock into an equal number of shares of a single class of common stock immediately prior to the completion of the IPO, (ii) the reclassification of all outstanding shares of our Class A junior preferred stock, Class B senior preferred stock and Class C convertible preferred stock into an aggregate of 7,191,891 shares of common stock upon the completion of the IPO, (iii) our receipt of the net proceeds from the issuance and sale of 4,411,765 shares of common stock at the IPO price of $14.00 per share, after deducting underwriting discounts and estimated offering expenses payable by us, (iv) the payment of $46.2 million of the outstanding balance under our revolver with a portion of the net proceeds from the IPO and (v) the payment of a $9.0 million fee to Gores to terminate our management services agreement with Gores, with a portion of the net proceeds from the IPO.

	As of June 30, 2013
(in thousands of dollars)	Actual	Pro forma, as adjusted
Cash and cash equivalents	$9,057	$9,057

Long-term debt (including current maturities):
Revolving line of credit	117,699	71,508
Capital lease obligations	7,936	7,936

Total debt	125,635	79,444

Class A Junior Preferred stock	—	—
Class B Senior Preferred stock	37,950	—
Class C Convertible Preferred stock	5,000	—

Stockholders equity:
Class A common stock	116	—
Class B common stock	29	—
Preferred stock(1)	—	—
Common stock(1)	—	261
Additional paid-in capital	45,726	143,751
Retained deficit	(14,594)	(23,594)

Stockholders’ equity	31,277	120,418

Total capitalization	$199,862	$199,862

(1)

Upon the consummation of the IPO and the filing of its Amended and Restated Certificate of Incorporation on August 14, 2013, the Company’s classes of stockholders’ equity consisted of (i) preferred stock, $0.01 par value, 50 million shares authorized and no shares issued or outstanding, and (ii) common stock, $0.01 par value, 300 million shares authorized and approximately 26.1 million shares issued and outstanding.

Outlook

Concluding, Mr. Rea said, “Our business continues to show year-over-year improvements in revenue and profitability while macroeconomic trends remain favorable for growth in new residential construction and repair and remodel activity by our core customers. Additionally, the successful completion of our initial public offering strengthened our balance sheet and provides enhanced liquidity to invest in and execute upon our strategic growth and customer service initiatives.”

Conference Call

Stock Building Supply will host a conference call on Wednesday, August 28, 2013 at 8:30 a.m. Eastern Time (ET) and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 877-407-0784 (U.S.) and 201-689-8560 (international). A replay of the call will be available through September 4th. To access the replay, please dial 877-870-5176 (U.S.) and 858-384-5517 (international) and refer to pass code 419676. The live webcast and archived replay can also be accessed on the company’s investor relations website at ir.stocksupply.com. The online archive of the webcast will be available for approximately 90 days.

About Stock Building Supply

Stock Building Supply operates in 20 metropolitan areas in 13 states primarily in the South and West regions of the United States. Today we serve our customers from 66 strategically located facilities. We offer over 39,000 products including lumber and lumber sheet goods, millwork, doors, flooring, windows, structural components, engineered wood products, trusses, wall panels and other exterior products. Our customer base includes production homebuilders, custom homebuilders and repair and remodeling contractors.

Non-GAAP Financial Measures

This press release presents Adjusted income (loss) from continuing operations and Adjusted EBITDA, which are non-GAAP financial measures within the meaning of applicable rules and regulations of the Securities and Exchange Commission (“SEC”). For a reconciliation of Adjusted income (loss) from continuing operations and Adjusted EBITDA to net income under generally accepted accounting principles and for a discussion of the reasons why the company believes that these non-GAAP financial measures provide information that is useful to investors see the tables below under “Reconciliation of GAAP to Non-GAAP Measures.”

Forward-Looking Statements

This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These risks include, but are not limited to, the following: (i) the state of the homebuilding industry and repair and remodeling activity; (ii) seasonality and cyclicality of the building products supply and services industry; (iii) competitive industry pressures and competitive pricing pressure from our customers; (iv) inflation or deflation of commodity prices; (v) litigation or warranty claims relating to our products and services; (vi) our ability to maintain profitability; (vii) our ability to attract and retain key employees; and (vii) product shortages and relationships with key suppliers. Further information regarding factors that could impact our financial and other results can be found in the Risk Factors section of Prospectus dated August 8, 2013 filed with the SEC.

These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact

Solebury Communications Group LLC

Richard Zubek

(919) 431-1133

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars, except share and per share amounts)	2013	2012	2013	2012
Net sales	$314,653	$246,492	$563,379	$434,431
Cost of goods sold	243,143	191,438	438,079	335,946

Gross profit	71,510	55,054	125,300	98,485

Selling, general and administrative expenses	65,411	54,771	122,213	107,605
Depreciation expense	1,621	2,032	3,260	4,099
Amortization expense	562	364	1,109	729
Restructuring expense	39	(23)	99	21

	67,633	57,144	126,681	112,454

Income (loss) from operations	3,877	(2,090)	(1,381)	(13,969)
Other income (expenses)
Interest expense	(1,233)	(1,085)	(2,258)	(2,048)
Other income (expense), net	206	(227)	396	(101)

Income (loss) from continuing operations before income taxes	2,850	(3,402)	(3,243)	(16,118)
Income tax benefit (expense)	(966)	1,293	913	5,556

Income (loss) from continuing operations	1,884	(2,109)	(2,330)	(10,562)
Income (loss) from discontinued operations, net of tax benefit (provision) of ($74), $64, ($183) and $143, respectively	94	(128)	251	(241)

Net income (loss)	1,978	(2,237)	(2,079)	(10,803)
Redeemable Class B Senior Preferred stock deemed dividend	(744)	(1,122)	(1,473)	(2,222)
Accretion of beneficial conversion feature on Convertible Class C Preferred stock	—	—	—	(5,000)

Income (loss) available to common stockholders	$1,234	$(3,359)	$(3,552)	$(18,025)

Weighted average common shares outstanding
Basic	13,750,400	13,178,143	13,637,462	12,937,474
Diluted	18,887,677	13,178,143	13,637,462	12,937,474
Basic and diluted income (loss) per share
Income (loss) from continuing operations	$0.06	$(0.24)	$(0.28)	$(1.37)
Income (loss) from discontinued operations	0.01	(0.01)	0.02	(0.02)

Net income (loss) per share	$0.07	$(0.25)	$(0.26)	$(1.39)

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	June 30,	December 31,
(in thousands of dollars, except share and per share amounts)	2013	2012
Assets
Current assets
Cash and cash equivalents	$9,057	$2,691
Restricted assets	2,122	3,821
Accounts receivable, net	121,653	90,297
Inventories, net	101,506	73,918
Costs in excess of billings on uncompleted contracts	7,080	5,176
Assets held for sale	3,385	6,198
Prepaid expenses and other current assets	8,644	8,682
Deferred income taxes	5,292	3,562

Total current assets	258,739	194,345
Property and equipment, net of accumulated depreciation	53,594	55,076
Intangible assets, net of accumulated amortization	25,916	25,865
Goodwill	7,186	6,511
Restricted assets	2,217	2,202
Other assets	2,298	2,013

Total assets	$349,950	$286,012

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$89,118	$74,231
Accrued expenses and other liabilities	29,380	25,277
Revolving line of credit	—	72,218
Income taxes payable	4,492	2,939
Current portion of restructuring reserve	1,550	1,513
Current portion of capital lease obligation	1,436	1,329
Billings in excess of costs on uncompleted contracts	1,757	1,239

Total current liabilities	127,733	178,746
Revolving line of credit	117,699	—
Deferred income taxes	16,124	16,983
Other long-term liabilities	14,167	14,642

Total liabilities	275,723	210,371

Commitments and contingencies
Redeemable Class A Junior Preferred stock, $.01 par value, 10,000 shares authorized and issued, 5,100 shares outstanding at June 30, 2013 and December 31, 2012	—	—
Redeemable Class B Senior Preferred stock, $.01 par value, 500,000 shares authorized, 75,000 shares issued, 37,467 and 36,388 shares outstanding at June 30, 2013 and December 31, 2012, respectively	37,950	36,477
Convertible Class C Preferred stock, $.01 par value, 5,000 shares authorized and issued, 5,000 shares outstanding at June 30, 2013 and December 31, 2012	5,000	5,000
Stockholders’ equity
Class A common stock, $.01 par value, 22,725,500 shares authorized and issued, 11,590,005 shares outstanding at June 30, 2013 and December 31, 2012	116	116
Class B common stock, $.01 par value, 3,246,500 shares authorized, 2,870,712 shares issued and outstanding at June 30, 2013 and December 31, 2012	29	29
Additional paid-in capital	45,726	46,534
Retained deficit	(14,594)	(12,515)

Total stockholders’ equity	31,277	34,164

Total liabilities and stockholders’ equity	$349,950	$286,012

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
(in thousands of dollars)	2013	2012
Cash flows from operating activities
Net loss	$(2,079)	$(10,803)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	4,920	5,421
Amortization of intangible assets	1,109	729
Amortization of debt issuance costs	323	457
Change in deferred income taxes	(2,589)	(1,362)
Noncash stock compensation expense	264	680
Gain on sale of property, equipment and real estate held for sale	(11)	(443)
Bad debt expense	795	1,204
Change in assets and liabilities
Accounts receivable	(31,095)	(33,437)
Inventories, net	(27,061)	(24,240)
Accounts payable	15,448	30,685
Other current assets and liabilities	1,842	11,890
Other long-term liabilities	(548)	(26)

Net cash used in operating activities	(38,682)	(19,245)

Cash flows from investing activities
Restricted assets	1,684	3,821
Purchase of business	(2,373)	—
Proceeds from sale of property, equipment and real estate held for sale	2,539	795
Purchases of property and equipment	(1,335)	(1,702)

Net cash provided by investing activities	515	2,914

Cash flows from financing activities
Proceeds from revolving line of credit	618,455	475,005
Repayments of proceeds from revolving line of credit	(572,974)	(454,492)
Other financing activities	(948)	(1,067)

Net cash provided by financing activities	44,533	19,446

Net increase in cash and cash equivalents	6,366	3,115
Cash and cash equivalents
Beginning of period	2,691	4,957

End of period	$9,057	$8,072

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES

Sales by Product Category

(unaudited)

	Three months ended June 30, 2013		Three months ended June 30, 2012
	Sales	% of Sales	Sales	% of Sales	% Change
Structural components	$40,467	12.9%	$27,263	11.1%	48.4%
Millwork & other interior products	55,583	17.7%	45,702	18.5%	21.6%
Lumber & lumber sheet goods	121,909	38.7%	88,329	35.8%	38.0%
Windows & other exterior products	61,759	19.6%	52,398	21.3%	17.9%
Other building products & services	34,935	11.1%	32,800	13.3%	6.5%

Total sales	$314,653	100.0%	$246,492	100.0%	27.7%

	Six months ended June 30, 2013		Six months ended June 30, 2012
	Sales	% of Sales	Sales	% of Sales	% Change
Structural components	$71,032	12.6%	$48,840	11.2%	45.4%
Millwork & other interior products	102,998	18.3%	82,837	19.1%	24.3%
Lumber & lumber sheet goods	215,597	38.3%	149,490	34.4%	44.2%
Windows & other exterior products	110,599	19.6%	95,532	22.0%	15.8%
Other building products & services	63,153	11.2%	57,732	13.3%	9.4%

Total sales	$563,379	100.0%	$434,431	100.0%	29.7%

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

EBITDA is defined as net income before interest, income tax expense (benefit) and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus restructuring expense, discontinued operations, management fees, non-cash compensation, acquisition costs, severance and other expenses related to store closures and business optimization, other expense resulting from the reduction of a tax indemnification asset and non-capitalized expenses associated with our IPO. Adjusted income (loss) from continuing operations is defined as net income as adjusted for the same items deducted from EBITDA in calculating Adjusted EBITDA, and after tax effecting those items. Adjusted EBITDA and Adjusted income (loss) from continuing operations are intended as supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We believe that Adjusted EBITDA and Adjusted income (loss) from continuing operations provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results. Our management uses Adjusted EBITDA to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. Adjusted EBITDA is used in monthly financial reports prepared for management and our board of directors. We believe that the use of Adjusted EBITDA and Adjusted income (loss) from continuing operations provide additional tools for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other distribution and retail companies, which may present similar non-GAAP financial measures to investors. Our management does not consider Adjusted EBITDA or Adjusted income (loss) from continuing operations in isolation or as alternatives to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. Some of these limitations are: (i) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (ii) Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt; (iii) Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes; (iv) Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditure or contractual commitments; and (v) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with GAAP results. You should review the reconciliation of net income to Adjusted EBITDA and to Adjusted income (loss) from continuing operations below, and should not rely on any single financial measure to evaluate our business.

STOCK BUILDING SUPPLY HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Measures (continued)

(unaudited)

The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA.

	Three months ended June 30,		Six months ended June 30,
(in thousands of dollars)	2013	2012	2013	2012
Net income (loss), as reported	$1,978	$(2,237)	$(2,079)	$(10,803)
Interest expense	1,233	1,085	2,258	2,048
Income tax expense (benefit)	966	(1,293)	(913)	(5,556)
Depreciation and amortization	3,067	3,031	6,026	6,061

EBITDA	$7,244	$586	$5,292	$(8,250)
Discontinued operations, net of taxes	(94)	128	(251)	241
Restructuring expense	39	(23)	99	21
Management fees (a)	560	362	966	767
Non-cash compensation expense	118	351	264	679
Acquisition costs (b)	154	—	257	46
Severance and other expense related to store closures and business optimization (c)	319	561	492	804
Reduction of tax indemnification asset (d)	—	347	—	347
Non-capitalizable expenses associated with the initial public offering	686	—	686	—

Adjusted EBITDA	$9,026	$2,312	$7,805	$(5,345)

The following is a reconciliation of net income (loss) to Adjusted income (loss) from continuing operations.

	Three months ended June 30,		Six months ended June 30,
(in thousands of dollars, except share and per share amounts)	2013	2012	2013	2012
Net income (loss), as reported	$1,978	$(2,237)	$(2,079)	$(10,803)
Discontinued operations, net of taxes	(94)	128	(251)	241
Restructuring expense	39	(23)	99	21
Management fees (a)	560	362	966	767
Non-cash compensation expense	118	351	264	679
Acquisition costs (b)	154	—	257	46
Severance and other expense related to store closures and business optimization (c)	319	561	492	804
Reduction of tax indemnification asset (d)	—	347	—	347
Non-capitalizable expenses associated with the initial public offering	686	—	686	—
Tax effect of adjustments to continuing operations (e)	(542)	(486)	(921)	(910)

Adjusted income (loss) from continuing operations	$3,218	$(997)	$(487)	$(8,808)

Weighted average common shares used in computing diluted, pro forma, as adjusted earnings per share (f)	27,228,172	25,973,527	26,432,846	25,732,858
Adjusted earnings per diluted, pro forma, as adjusted share (f):
Adjusted income (loss) from continuing operations	$0.12	$(0.04)	$(0.02)	$(0.34)
Income (loss) from discontinued operations	—	—	0.01	(0.01)

Adjusted income (loss) per share	$0.12	$(0.04)	$(0.01)	$(0.35)

(a)	Represents the expense for management services provided by Gores and its affiliates.
(b)	Represents (i) $0.2 million for the three months ended June 30, 2013 related to the acquisition of Chesapeake and (ii) $0.2 million and $0.1 million for the six months ended June 30, 2013 related to the acquisitions of Chesapeake and TBSG, respectively.
(c)	Represents (i) $0.1 million, $0.2 million, $0.1 million and $0.3 million of severance expense for the three months ended June 30, 2013 and 2012 and the six months ended June 30, 2013 and 2012, respectively, and (ii) $0.2 million, $0.3 million, $0.4 million and $0.5 million related to closed locations, consisting of post-closure expenses for the three months ended June 30, 2013 and 2012 and the six months ended June 30, 2013 and 2012, respectively.
(d)	Includes $0.3 million of expense related to the reduction of a tax indemnification asset, with a corresponding increase in income tax benefit, for the three months ended June 30, 2012 and the six months ended June 30, 2012. This indemnification asset corresponds to the long-term liability related to uncertain tax positions for which Wolseley had indemnified the company, which was reduced upon the expiration of the statute of limitations for certain tax periods.
(e)	The tax effect of adjustments to continuing operations was based on the respective transactions income tax rate, which was 28.9%, 30.4%, 33.3% and 34.2% for the three months ended June 30, 2013 and 2012 and the six months ended June 30, 2013 and 2012, respectively.
(f)	Adjusted earnings per diluted, pro forma, as adjusted share and number of weighted average common shares used in computing diluted, pro forma, as adjusted earnings per share give effect to (i) the IPO and (ii) the reclassification of all of our outstanding preferred stock into common stock upon the closing of this offering as if such reclassification had occurred on January 1, 2012 at the initial public offering price of $14.00 per share, with respect to Class A junior preferred stock and Class B senior preferred stock.